UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
March 26, 2007
Date of Report (Date of earliest event reported)
ASSOCIATED MATERIALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24956	75-1872487
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3773 State Road
Cuyahoga Falls, Ohio 44223
(Address of Principal Executive Offices)
(330) 929-1811
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On March 26, 2007, Associated Materials Incorporated (the “Company”), an indirect wholly-owned subsidiary of AMH Holdings, Inc. (“AMH”), entered into a Separation Agreement and General Release dated March 14, 2007 (the “Separation Agreement”) with Trevor Deighton in connection with Mr. Deighton’s previously announced departure.
Under the terms of the Separation Agreement, Mr. Deighton will receive severance payments totaling $683,333 that will be paid in semi-monthly installments through November 27, 2008. To the extent bonuses are payable under the Company’s annual incentive plan for fiscal year 2007, Mr. Deighton will be entitled to receive a pro rata portion, based on the number of days he was employed by the Company during fiscal year 2007, of the incentive bonus that would have been payable to him under the terms of the plan. The payments received by Mr. Deighton under the Separation Agreement shall be in lieu of any other severance-related payments to which Mr. Deighton could claim entitlement, including without limitation, severance-related payments under the Employment Agreement.
The Separation Agreement includes non-competition, non-solicitation, confidentiality, other restrictive covenants and a general release.
A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement
Pursuant to the Separation Agreement, the Employment Agreement will be terminated in conjunction with Mr. Deighton’s departure. The disclosure contained under item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Document

10.1	Separation Agreement and General Release, dated as of March 14, 2007, by and among Associated Materials Incorporated and Trevor Deighton.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATED MATERIALS INCORPORATED

DATE: March 30, 2007	By:	/s/ D. Keith LaVanway

D. Keith LaVanway Vice President — Finance, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated as of March 14, 2007, by and among Associated Materials Incorporated and Trevor Deighton.